                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This Amendment to Agreement and Plan of Merger ("Amendment") is made this 28th day of February, 1996, among MEDICAL PRODUCTS, INC. ("MPI"), its shareholders, THE CELENTANO LIMITED PARTNERSHIP & PICKERAL COVE TRUST ("Shareholders"), NOVATEK INTERNATIONAL, INC. ("Novatek") and NOVATEK INTERNATIONAL HOLDINGS, INC. ("Holdings").

                                 RECITALS

     Whereas, the parties hereto did execute that AGREEMENT AND PLAN OF MERGER effective as of December 29, 1995 identified as execution version "B" ("Agreement"); and

     Whereas, Novatek agreed to pay as consideration for the purchase of the outstanding shares of MPI and for the satisfaction of the Promissory Note ("Note") dated November 30, 1995, due from MPI to New England Diagnostics ("NED") the sum of Three Million ($3,000,000) dollars and to issue Seven Million Two Hundred Thousand ($7,200,000) shares of unregistered Novatek common stock in the aggregate; and

     Whereas, the satisfaction of the amounts due to NED under the Note, not satisfied in cash, was to be in the unregistered common stock of Novatek at an approximate value equal to the market value of the Novatek stock at date of closing; and

     Whereas, to effectuate the agreement between MPI and NED and to bring the Agreement and Plan of Merger and distribution of the consideration agreed to by Novatek in line with the agreement of MPI and NED, the parties desire to amend the Agreement; and

     Whereas, the Agreement and Plan of Merger called for Novatek to issue to MPI a Three Million ($3,000,000) Dollar convertible Note which Novatek was to cause MPI to transfer to NED at closing. The Convertible Note has been issued and delivered to MPI but not delivered to NED at the date of signing of this Amendment.

     In consideration of the premises and for other good and valuable considerations, the parties hereto intending to be legally bound, agreed to amend the Agreement and Plan of Merger as follows:

     1. Section 1.3.1(a) shall be amended by deleting it in its entirety. Novatek and MPI hereby agree that the Convertible Note which was issued pursuant to Section 1.3.1(a) and delivered to MPI is hereby cancelled in consideration of the remaining Amendments to the Agreement and Plan of Merger contained herein.

     2. Novatek agrees to assume the Note at closing and make payment of the Note on the terms contained herein.

     3. Section 1.3.1(b) of the Agreement is amended by deleting it in its entirety.

     4. Paragraph 1.3.1(c) of the Agreement is amended by deleting it in its entirety and replacing it with the following:

     (c) At Closing, final payment of the remaining balance of the Note ($950,000 having previously been paid to NED) shall occur by Novatek delivering to NED and/or its assigns, an amount of cash equal to One Million Four Hundred Twenty Five Thousand Dollars ($1,425,000) of immediately available funds and Three Million Four Hundred Fifty-Three Thousand One Hundred Twenty-Five (3,453,125) shares of Novatek unregistered common stock.

     5. Paragraph 1.3.1(d) of the Agreement is amended by deleting it in its entirety and replacing it with the following:

     (d) At closing, Novatek will transfer to the Shareholders or their assigns Four Million Five Thousand Two Hundred and Seventy-Five (4,005,275) shares of Novatek unregistered common stock.

     6. Section 1.3.1 (e) of the Agreement shall not be amended by the provisions for consideration above. It is the intention of the parties that Novatek will assume the NED Contingent Obligation, as defined in the Agreement and Plan of Merger, and issue the convertible debenture described therein in escrow for the satisfaction of the NED Contingent Obligation.

     7. Section 2.1 of the Agreement is amended to make reference to and disclose the existence of certain obligations of Med Pro as identified in
Schedule 2.1 to the Agreement.

     8.   Sections 3.5, 3.6, 3.7, 3.8,, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14,
3.15, 3.16, 3.17 (b), 3.19 and 3.20 of the Agreement are hereby deleted.

     9. Section 3.17 (c) of the Agreement is amended to insert at the beginning of such subsection, the following words: "Except as contemplated or provided in the Med Pro notes identified in Schedule 2.1 to the Agreement, . . ."

     10. Section 3.2 of the Agreement is amended to insert, at the beginning of the third sentence therein, the following words:

"Except as contemplated or provided in the Med Pro notes identified in
Schedule 2.1 to the Agreement, . . ."

     11. Med Pro represents and warrants to Novatek and Acquisition Co. that, pursuant to and as provided in a License Agreement dated November 30, 1995 between NED and Med Pro, Med Pro has acquired from NED an exclusive license (the "License") to market and distribute certain diagnostic devices described therein in all of the Countries of South America and in the Bahamas. Subject to the payment of the consideration due to NED for the License as provided in the Agreement, the License is held by Med Pro and is effective and in good standing. Novatek and Acquisition Co. acknowledge and agree that Med Pro sublicensed or assigned to Novatek the portion of the License as it relates to the Bahamas, and that Novatek sublicensed or assigned to Rupert W. Roberts such portion of the License as it relates to the Bahamas.

     12.   Section 4.3 of the Agreement is deleted.

     13. Section 4.7 (c) of the Agreement is amended to insert, at the beginning of such subsection, the following words: "Except as contemplated or provided in the Med Pro notes identified in Schedule 2.1 to the Agreement, . . ."

     14. Section 4.6 of the Agreement is amended to reflect that the officers and directors of Novatek and Acquisition Co. are as identified in Incumbency Certificates delivered simultaneously with the execution hereof.

     15. Except as herein modified, the Agreement and Plan of Merger shall remain in full force and effect. Capitalized terms used in this Amendment without definition shall have the meanings given to such terms in the Agreement.

     16. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute
one agreement.   Counterpart copies of this Amendment may be signed by all
parties and exchanged by telecopier.   Counterpart copies so signed and
exchanged shall be fully binding.

     [the remainder of this page is intentionally left blank]

                        [counterpart signature page to
                   Amendment to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties have executed this Amendment.

                                   SHAREHOLDERS:

                                   CELENTANO LIMITED PARTNERSHIP

                                   MIDDLEBURY ENTERPRISES,  INC., its
                                   sole general partner


                                   By: /s/ Vince Celentano
                                      ---------------------------------
                                       Vince Celentano

                                   Its: President
                                       --------------------------------


                                   PICKERAL COVE TRUST

                                   By: /s/ Vincent Celentano
                                      ---------------------------------
                                   Title: Agent/Proxyholder
                                         ------------------------------

                                   MEDICAL PRODUCTS, INC.

                                   By: /s/ Vincent Celentano
                                      ---------------------------------
                                   Title: President
                                         ------------------------------


                                   NOVATEK INTERNATIONAL HOLDINGS, INC.

                                   By: /s/ Frank J. Cooney
                                      ---------------------------------
                                   Title: /s/ President
                                         ------------------------------

                                   NOVATEK INTERNATIONAL, INC.

                                   By: /s/ Frank J. Cooney
                                      ---------------------------------

                                   Title: President
                                         ------------------------------

                          ACKNOWLEDGEMENT AND ACCEPTANCE

     NEW ENGLAND DIAGNOSTICS CORPORATION does hereby acknowledge the terms of the Amendment to the Agreement and Plan of Merger and consents to the assumption of the NED Note, as defined therein, and consents to the assumption of the debt by NOVATEK INTERNATIONAL, INC. from its subsidiary, NOVATEK INTERNATIONAL HOLDINGS, INC. immediately subsequent to the completion of the Agreement and Plan of Merger and payment of the same on the terms and conditions contained herein.

                                   NEW ENGLAND DIAGNOSTICS CORPORATION

                                   By: /s/ Karen Losordo
                                       -------------------------------
                                       Karen Losordo, Authorized Agent

Schedule to Agreement and Plan of Merger ("Agreement") dated as of December 29, 1995 among Medical Products, Inc., ("Med Pro" or the "Company"), its shareholders, The Celentano Limited Partnership & Pickeral Cove Trust, (the "Shareholders"), Novatek International, Inc., a Colorado corporation ("Novatek"), and a Florida corporation to be formed as a wholly-owned subsidiary of Novatek ("Acquisition Co.")

The contents of or disclosures in any Schedule to this Agreement are, to the extent relevant, hereby made a part of the Agreement and of all other Schedules to the Agreement, regardless of whether any particular Schedule is expressly incorporated by reference in and made a part of any other Schedule. In addition, copies of each of the documents or materials referred to in or attached to any Schedule to this Agreement (or made available to or obtained by a party) have been provided to the party to whom delivery is to be made and the existence and content thereof are deemed to be part of such Schedule. Capitalized terms used in any Schedule without definition shall have the meanings given to such terms in the Agreement.


                                 SCHEDULE 1.5.3

              OFFICERS AND DIRECTORS OF POST-MERGER ACQUISITION CO.



                 SEE INCUMBENCY CERTIFICATE DELIVERED AT CLOSING

Schedule to Agreement and Plan of Merger ("Agreement") dated as of December 29, 1995 among Medical Products, Inc., ("Med Pro" or the "Company"), its shareholders, The Celentano Limited Partnership & Pickeral Cove Trust, (the "Shareholders"), Novatek International, Inc., a Colorado corporation ("Novatek"), and a Florida corporation to be formed as a wholly-owned subsidiary of Novatek ("Acquisition Co.")

The contents of or disclosures in any Schedule to this Agreement are, to the extent relevant, hereby made a part of the Agreement and of all other Schedules to the Agreement, regardless of whether any particular Schedule is expressly incorporated by reference in and made a part of any other Schedule. In addition, copies of each of the documents or materials referred to in or attached to any Schedule to this Agreement (or made available to or obtained by a party) have been provided to the party to whom delivery is to be made and the existence and content thereof are deemed to be part of such Schedule. Capitalized terms used in any Schedule without definition shall have the meanings given to such terms in the Agreement.



                                 SCHEDULE 2.1

                    OWNERSHIP OF COMPANY SHARES OF MED PRO


                  Celentano Limited Partnership - 3750 Shares

                       Pickeral Cove Trust - 3750 Shares



                              OTHER MED PRO DEBTS


              * Approximately $929,000 in the aggregate of convertible promissory notes issued by Med Pro pursuant to a Joseph Roberts & Co. underwritten private placement, copies of each of which have been provided by Med Pro.

              * $200,000 Med Pro Note to One Up Investments, a copy of which has been provided by Med Pro.

              * $50,000 Med Pro Note to T. Arnone, a copy of which has been provided by Med Pro.

              * $97,759.91 Med Pro Note to Vincent Celentano, a copy of which has been provided by Med Pro.

Schedule to Agreement and Plan of Merger ("Agreement") dated as of December 29, 1995 among Medical Products, Inc., ("Med Pro" or the "Company"), its shareholders, The Celentano Limited Partnership & Pickeral Cove Trust, (the "Shareholders"), Novatek International, Inc., a Colorado corporation ("Novatek"), and a Florida corporation to be formed as a wholly-owned subsidiary of Novatek ("Acquisition Co.")

The contents of or disclosures in any Schedule to this Agreement are, to the extent relevant, hereby made a part of the Agreement and of all other Schedules to the Agreement, regardless of whether any particular Schedule is expressly incorporated by reference in and made a part of any other Schedule. In addition, copies of each of the documents or materials referred to in or attached to any Schedule to this Agreement (or made available to or obtained by a party) have been provided to the party to whom delivery is to be made and the existence and content thereof are deemed to be part of such Schedule. Capitalized terms used in any Schedule without definition shall have the meanings given to such terms in the Agreement.


                               SCHEDULE 4.4

                       NOVATEK DEBTS AND LIABILITIES

                      NOVATEK INTERNATIONAL, INC.
                       SCHEDULE OF LIABILITIES
                       AS OF JANUARY 31, 1996


Trade Accounts Payable                                    $102,264.12
Customer Deposits                                            2,500.00
Accrued Salaries and Wages                                  13,000.00
Accrued Vacation Pay                                        12,000.00
Employment Agreement                                        51,667.00
Loan Payable - 91 Chevy Pickup                               3,372.03
Loan Payable - 93 Isuzu Pickup                               2,002.68
Mortgage Payable - Suzanne L. Sauve                        155,000.00
Mortgage Payable - Point Fourteen Corp.                    240,000.00

                           CONTINGENT LIABILITIES

Weitz Co.                          Case No. CL 95-6282 AG PB Cty
Thomas Kelaher                     Case No. CL 95-3844 AO PB Cty
Ian Yap                            Case No. CL 95-3844 AO PB Cty
Preferred Restoration              Case No. CL 93-7986 AD PB Cty

                             OTHER LIABILITIES

liabilities incurred in the ordinary course of business (excluding known construction claims) since January 31, 1996